UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

Form 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

Pursuant to Section 12(b) or (g) of

the Securities Exchange Act of 1934

AMERICAN HONDA FINANCE CORPORATION

(Exact name of registrant as specified in its charter)

California	95-3472715
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

20800 Madrona Avenue, Torrance, California	90503
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
2.625% Medium-Term Notes, Series A, due October 14, 2022	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  ☐

Securities Act registration statement file number to which this form relates:

No. 333-191021

Securities to be registered pursuant to Section 12(g) of the Act:

None

(Title of Class)

Item 1.	Description of Registrant’s Securities to be Registered.

The securities to be registered hereunder are £250,000,000 aggregate principal amount of 2.625% Medium-Term Notes, Series A, due October 14, 2022 (the “Notes”). The description of the general terms and provisions of the Notes set forth in the Prospectus dated September 5, 2013, the Prospectus Supplement thereto dated August 10, 2015, which was filed pursuant to Rule 424(b)(5) under the Securities Act of 1933, as amended (the “Act”), and the Pricing Supplement dated December 7, 2015, which was filed pursuant to Rule 424(b)(2) under the Act, are incorporated herein by reference. The Prospectus, Prospectus Supplement and Pricing Supplement were each filed with the Securities and Exchange Commission in connection with the Registration Statement of American Honda Finance Corporation on Form S-3ASR (File No. 333-191021).

Item 2.	Exhibits.

The following exhibits are filed herewith and are incorporated herein by reference:

99.1 — Form of note representing American Honda Finance Corporation’s £250,000,000 aggregate principal amount of 2.625% Medium-Term Notes, Series A, due October 14, 2022 (filed herewith).

99.2 — Indenture, dated as of September 5, 2013, between American Honda Finance Corporation and Deutsche Bank Trust Company Americas, as Trustee (incorporated by reference to the Registration Statement on Form S-3ASR of American Honda Finance Corporation (Registration Number 333-191021) filed on September 5, 2013).

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: December14, 2015

American Honda Finance Corporation (Registrant)

By:	/s/ Paul C. Honda
Name:	Paul C. Honda
Title:	Vice President and Assistant Secretary